CUSIP No.	81616X103	Page	1	of	1
Exhibit 2
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of September 3, 2009, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of common stock of select Comfort Corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 2 is filed on behalf of each of the undersigned.

ADAGE CAPITAL PARTNERS, L.P.

By: Adage Capital Partners, GP, L.L.C. General Partner

By: /s/ Robert Atchinson Name: Robert Atchinson
Title: Managing Member

ADAGE CAPITAL PARTNERS, GP, L.L.C.

By: Adage Capital Advisors, L.L.C. Managing Member

By: /s/ Robert Atchinson Name: Robert Atchinson
Title: Managing Member

ADAGE CAPITAL ADVISORS, L.L.C.

By: /s/ Robert Atchinson Name: Robert Atchinson
Title: Managing Member

ROBERT ATCHINSON

/s/ Robert Atchinson
Robert Atchinson, individually
PHILLIP GROSS

By: /s/ Phillip Gross Phillip Gross, individually